EXHIBIT 99.1

SUPPLEMENTAL RISK FACTORS

When evaluating Sempra Energy and its business, you should carefully consider the risks and other information described below and the risks and other information contained in “Risk Factors” under Item 1A of Part I and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our other filings with the Securities and Exchange Commission (“SEC”). These risk factors could materially adversely affect our actual results of operations and financial condition and cause such results to differ materially from those expressed in any forward-looking statements made by us or on our behalf. We may also be materially harmed by risks and uncertainties not currently known to us or that we currently deem to be immaterial. If any of the following occurs, our businesses, cash flows, results of operations, financial condition and/or prospects could be materially negatively impacted. In addition, the trading prices of our debt securities and equity securities and those of our subsidiaries could substantially decline due to the occurrence of any of these risks. These risk factors should be read in conjunction with the other detailed information concerning our company set forth in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, including, without limitation, the information set forth in the Notes to Consolidated Financial Statements and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

In this “Supplemental Risk Factors” section, we sometimes refer to Sempra Energy, after giving effect to the assumed completion of its proposed acquisition of Energy Future Holdings Corp. (“EFH”), as the “combined company;” and references to the “equity securities” of Sempra Energy include its common stock and preferred stock.

Risks Related to the Proposed Acquisition of Energy Future Holdings Corp.

Sempra Energy’s proposed acquisition of EFH, including EFH’s 80.03 percent indirect interest in Oncor Electric Delivery Company LLC (“Oncor”), is subject to various conditions, including the receipt of bankruptcy court and governmental and regulatory approvals, which approvals may impose conditions, and is subject to other risks and uncertainties that could cause the Merger to be abandoned, delayed or restructured and/or materially adversely affect Sempra Energy.

Sempra Energy, EFH and Oncor have not obtained the governmental and regulatory approvals required to complete the merger of EFH with and into an indirect, wholly owned subsidiary of Sempra Energy (“Merger Sub”), with EFH continuing as the surviving company and an indirect subsidiary of Sempra Energy (the “Merger”). These include consents, approvals and rulings from the U.S. Bankruptcy Court of Delaware, the Public Utility Commission of Texas (“PUCT”), the Federal Energy Regulatory Commission

(“FERC”), the Internal Revenue Service (“IRS”) and the Vermont Department of Financial Regulation, among others. These and other regulatory authorities and courts may not provide the consents, approvals and rulings that are conditions to the Merger or that are otherwise necessary for Oncor’s operations after the Merger, could seek to block or challenge the Merger, or may impose certain requirements or obligations as conditions to their approval. The agreements governing the Merger may require Sempra Energy to accept conditions from these regulators that could materially adversely impact the results of operations, financial condition and prospects of the combined company. If the required governmental consents, approvals and rulings are not received, or if they are not received on terms that satisfy the conditions set forth in the agreements governing the Merger, then neither Sempra Energy, EFH nor Oncor will be obligated to complete the Merger.

Completion of the Merger on the terms specified in the Agreement and Plan of Merger by and among Sempra Energy, Merger Sub, EFH and EFIH (the “Merger Agreement”) and as contemplated by the plan of reorganization filed by EFH and certain of its subsidiaries in their bankruptcy cases pending in the U.S. Bankruptcy Court of Delaware are key elements of such plan of reorganization. The plan of reorganization must be approved by various classes of creditors of EFH and certain of its subsidiaries (and must be approved by the U.S. Bankruptcy Court of Delaware) for the Merger to be consummated.

Sempra Energy and EFH have determined that the Merger is not subject to the premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). Even though Sempra Energy and EFH have determined that the Merger is not subject to the HSR Act, governmental authorities could seek to block or challenge the Merger or compel divestiture of a portion of the combined company if they deem it necessary or desirable in the public interest to do so. In addition, in some jurisdictions, a private party could initiate an action under the antitrust laws challenging or seeking to enjoin the Merger, before or after it is completed. As a result, actions taken by governmental authorities or private parties, both before or after completion of the Merger, may have a material adverse effect on the results of operations, financial condition and prospects of Sempra Energy or may result in conditions or requirements that lead to abandonment, delay or restructuring of the Merger.

Sempra Energy can provide no assurance that the various closing conditions will be satisfied and that the required governmental, creditor and other necessary approvals will be obtained, or that any required conditions to such approvals will not materially adversely affect the results of operations, financial condition or prospects of the combined company following the Merger. In addition, it is possible that any conditions to such approvals will result in the abandonment, delay or restructuring of the Merger. The occurrence of any of these events individually or in combination could have a material adverse effect on Sempra Energy’s results of operations, financial condition and prospects, whether or not the Merger is completed.

Completion of the Merger is also subject to a number of other risks and uncertainties that, among other things, may alter the proposed structure and financing for the Merger, result in changes in or impose other limitations or conditions on the business of the combined company following the Merger or have other effects that may have a material adverse effect on the results of operations, financial condition and prospects of the combined company if the Merger is consummated or may lead to abandonment, delay or restructuring of the Merger.

Failure to complete the Merger could negatively impact Sempra Energy’s results of operations, financial condition and prospects and the market value of Sempra Energy common stock and debt securities.

As described above, the consummation of the Merger is subject to various closing conditions and required approvals, as well as other risks and uncertainties. Sempra Energy can provide no assurance that the various closing conditions will be satisfied, that the necessary approvals will be obtained, or that other events or circumstances leading to abandonment, delay or restructuring of the Merger will not occur. In addition, it is possible that other parties may offer to acquire EFH or Oncor on terms that are more favorable to EFH than the terms of the Merger Agreement. Under the terms of the Merger Agreement, EFH or its subsidiary Energy Future Intermediate Holding LLC (“EFIH”) may terminate the Merger Agreement in certain circumstances if either of their respective boards of directors determines in its sole discretion, after consultation with their independent financial advisors and outside legal counsel, that the failure to terminate the Merger Agreement is inconsistent with their fiduciary duties, which may allow them to terminate the Merger Agreement in order to accept an offer from another party. If the Merger is not completed, Sempra Energy will not realize the potential benefits of the Merger, but will still be required to pay the substantial costs incurred in connection with pursuing the Merger. If the Merger is not completed, these and other factors could materially adversely affect Sempra Energy’s results of operations, financial condition and prospects and the market value of Sempra Energy’s common stock and debt securities.

EFH could incur substantial tax liabilities related to its 2016 spin-off of Vistra Energy from EFH, which would reduce and potentially eliminate the value of Sempra Energy’s investment in EFH.

As part of its ongoing bankruptcy proceedings, in 2016 EFH distributed all of the outstanding shares of common stock of its subsidiary Vistra Energy Corp. (formerly TCEH Corp. and referred to herein as “Vistra”) to certain creditors of TCEH LLC (the “spinoff”), and Vistra became an independent, publicly traded company. Vistra’s spin-off from EFH was intended to qualify for partially tax-free treatment to EFH and its stockholders under Sections 368(a)(1)(G), 355 and 356 (collectively referred to as the “Intended Tax Treatment”) of the Internal Revenue Code of 1986, as amended. In connection with and as a condition to the spin-off, EFH received a private letter ruling from the IRS regarding certain issues relating to the Intended Tax Treatment of the spin-off. Although the IRS private letter ruling is generally binding on the IRS, the continuing validity of that ruling is subject to the accuracy of factual representations and assumptions, as well as the performance by EFH and Vistra of certain undertakings, made to the IRS in connection with obtaining the ruling. Completion of the spin-off was also conditioned upon the receipt of tax opinions of counsel to EFH and Vistra regarding certain aspects of the spin-off not covered by the IRS private letter ruling. The tax opinions were based upon various factual representations and assumptions, as well as the assumed performance of certain undertakings, made by EFH and Vistra. If any of the factual representations or assumptions in the IRS private letter ruling or tax opinions were untrue or incomplete, any such undertaking is not complied with, or the facts upon which the IRS private letter ruling or tax opinions were based are different from the actual facts relating to the spin-off, the tax opinions and/or IRS private letter ruling may not be valid. Moreover, opinions of a tax advisor are not binding on the IRS. As a result, the conclusions expressed in the opinion of a tax advisor could be successfully challenged by the IRS. If it is determined that the spin-off did not qualify for the Intended Tax Treatment, EFH could incur substantial tax liabilities, which would materially reduce and potentially eliminate the value of Sempra Energy’s investment in EFH if the Merger is completed and could have a material adverse effect on the results of operations, financial condition and prospects of the combined company and on the market value of Sempra Energy’s common stock and debt securities.

In addition, as a condition to the Merger, EFH must receive a supplemental private letter ruling from the IRS and tax opinions of counsel to Sempra Energy and EFH that generally provide that the Merger will not affect the conclusions reached in, respectively, the IRS private letter ruling and tax opinions issued with respect to the spin-off. Similar to the IRS private letter ruling and opinions issued with respect to the spin-off, if the supplemental private letter ruling and opinions are issued with respect to the Merger, they will be based on factual representations and assumptions, as well as certain undertakings, made by Sempra Energy and EFH. If such representations and assumptions are untrue or incomplete, any such undertakings are not complied with, or the facts upon which the IRS supplemental private letter ruling or tax opinions are based are different from the actual facts relating to the Merger, the tax opinions and/or supplemental private letter ruling may not be valid. As noted above, opinions of a tax advisor are not binding on the IRS and the conclusions expressed in such opinions could be successfully challenged by the IRS. If it is determined that the Merger causes the spin-off not to qualify for the Intended Tax Treatment, EFH could incur substantial tax liabilities, which would materially reduce and potentially eliminate the value of Sempra Energy’s investment in EFH if the Merger is completed and could have a material adverse effect on the results of operations, financial condition and prospects of the combined company and on the market value of Sempra Energy’s common stock and debt securities.

Failure by Oncor to successfully execute its business strategy and objectives may materially adversely affect the future results of the combined company and, consequently, the market value of Sempra Energy’s common stock and debt securities.

The success of the Merger will depend, in part, on the ability of Oncor to successfully execute its business strategy, including delivering electricity in a safe and reliable manner, minimizing service interruptions and investing in its transmission and distribution infrastructure to maintain its system, serve its growing customer base with a modernized grid, and support energy production. These objectives are capital intensive. See below under “—Oncor’s operations are capital intensive and it could have liquidity needs that may require Sempra Energy to make additional investments in Oncor.” If Oncor is not able to achieve these objectives, is not able to achieve these objectives on a timely basis, or otherwise fails to perform in accordance with Sempra Energy’s expectations, the anticipated benefits of the Merger may not be realized fully or at all and the Merger may adversely affect the results of operations, financial condition and prospects of the combined company and, consequently, the market value of Sempra Energy’s common stock and debt securities.

Sempra Energy will continue to incur significant costs in connection with the Merger, and the combined company could continue to incur substantial expenses as a result of the Merger.

Sempra Energy will continue to incur significant costs in connection with the Merger, whether or not the Merger is completed, including fees paid to legal, financial, accounting and other advisors. Moreover, if the Merger is completed, the combined company will incur substantial expenses in connection with the Merger, including fees paid to legal, financial, accounting and other advisors. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately. These expenses may adversely affect the financial condition and results of operations of Sempra Energy prior to completion of the Merger and of the combined company following the completion of the Merger.

Sempra Energy plans to issue common stock and may issue other equity securities to fund a significant portion of the Merger consideration and may issue common stock or other equity securities after the Merger to reduce its indebtedness, which may dilute the economic and voting interests of current Sempra Energy shareholders and may adversely affect the market value of Sempra Energy’s common stock.

Under the Merger Agreement, Sempra Energy is required to pay total consideration for the acquisition of EFH of approximately $9.45 billion, subject to certain adjustments (the “Merger Consideration”). The Merger Consideration is payable in cash. Sempra Energy intends to ultimately issue and sell a significant number of new shares of its common stock, and may also issue and sell other equity securities (which may include equity securities that are convertible into a substantial number of new shares of its common stock), in order to pay a significant portion of the Merger Consideration and associated transaction costs. Some of these equity issuances will likely occur following the Merger to repay outstanding indebtedness, including indebtedness Sempra Energy expects to incur in connection with the Merger. See below under “—Sempra Energy expects to incur significant additional indebtedness in connection with the Merger. As a result, it may be more difficult for Sempra Energy to pay or refinance its debts or take other actions, and Sempra Energy may need to divert cash to fund debt service payments.” Although the issuance of any common stock and other equity securities is subject to market conditions and other factors, many of which are beyond Sempra Energy’s control, and Sempra Energy may in fact issue fewer shares of common stock or other equity securities than anticipated, the issuance of a substantial number of additional shares of Sempra Energy common stock (including shares issued upon conversion of other equity securities) will have the effect, and the issuance of other equity securities may have the effect, of diluting the economic and voting interests of Sempra Energy’s shareholders. In addition, the issuance of additional shares of common stock (including shares issued upon conversion of other equity securities) without a commensurate increase in Sempra Energy’s consolidated earnings would dilute, and the issuance of other equity securities could dilute, Sempra Energy’s earnings per common share. Any of the foregoing may have a material adverse effect on the market value of Sempra Energy’s common stock.

Sempra Energy may be unable to obtain the external financing necessary to pay the consideration and expenses relating to the Merger.

Sempra Energy currently intends to initially finance the Merger Consideration of approximately $9.45 billion, subject to certain adjustments, along with the associated transaction costs, with the proceeds from debt and equity issuances, and could also likely utilize revolving credit facilities, commercial paper and/or cash on hand. Sempra Energy currently intends to ultimately fund approximately 65 percent of the Merger Consideration from the proceeds of sales of Sempra Energy common stock and, possibly, other equity securities and approximately 35 percent from the proceeds of sales of Sempra Energy debt securities, although, as described above, some of the equity financing may be obtained after completion of the Merger and used to repay indebtedness incurred to finance the Merger and associated transaction costs.

Sempra Energy’s ability to raise the necessary funds through the sale of its equity securities and debt securities is subject to market conditions and other risks and uncertainties, and there can be no assurance that Sempra Energy will be able to raise the necessary funds on terms it considers acceptable, or at all. Moreover, Sempra Energy’s intended financing for the Merger Consideration may negatively affect its credit ratings prior to or following the completion of the Merger (Moody’s Investors Service has indicated that it will likely consider placing its credit rating on Sempra Energy’s debt securities on negative outlook if it perceives no significant opposition to the Merger as currently structured), which may make it more difficult and/or costly for Sempra Energy to issue debt securities. In addition, Moody’s Investors Service may downgrade Sempra Energy’s credit rating in connection with the Merger, which may have a similar effect. Moreover, although Standard & Poor’s recently affirmed its ratings of Sempra Energy’s debt securities based on Sempra Energy’s expected financing plan for the Merger, Standard & Poor’s recently revised its debt ratings criteria, “Reflecting Subordination Risk in Corporate Issue Ratings,” on September 21, 2017, and as a result of this new methodology, has indicated that it could downgrade its rating of Sempra Energy’s senior unsecured debt securities within the next 12 months if Sempra Energy does not complete the Merger under the financing plan currently contemplated or if the aggregate indebtedness of Sempra Energy’s subsidiaries continues to exceed 50 percent of Sempra Energy’s total consolidated debt, which may also make it more difficult or costly for Sempra Energy to issue debt securities.

Sempra Energy may borrow up to $4.0 billion under the 364-day credit facility to be provided pursuant to financing commitments from Royal Bank of Canada and Morgan Stanley Senior Funding, Inc. to fund a portion of the consideration for the Merger and the transaction costs related to the Merger, subject to certain conditions, but the $4.0 billion commitment is reduced by the amount of funds received through Sempra Energy’s sale of equity securities and debt securities, subject in each case to certain exceptions. The total amount of funds available under this committed facility is insufficient to cover the full Merger Consideration and related transaction costs, and Sempra Energy can provide no assurance that it will be able to raise the necessary funds through the sale of its equity securities or debt securities or from other sources.

If Sempra Energy is required to obtain more debt financing than anticipated to finance the Merger Consideration and associated transaction costs, whether through the issuance of debt securities or borrowings under the committed financing or otherwise, the required regulatory approvals to complete the Merger may be more difficult to obtain and the combined company’s credit ratings and ability to service its debt could be materially adversely affected.

Sempra Energy expects to incur significant additional indebtedness in connection with the Merger. As a result, it may be more difficult for Sempra Energy to pay or refinance its debts or take other actions, and Sempra Energy may need to divert cash to fund debt service payments.

As discussed in the previous risk factor, Sempra Energy expects to incur significant additional indebtedness to finance the Merger Consideration and related transaction costs. Moreover, although Sempra Energy currently plans to fund a significant portion of the Merger Consideration through sales of its common stock and, possibly, other equity securities, to the extent it is unable to do so the amount of indebtedness it will incur to finance the

Merger and associated transaction costs will likely increase, perhaps substantially. The increase in Sempra Energy’s debt service obligations resulting from this additional indebtedness could have a material adverse effect on the results of operations, financial condition and prospects of the combined company.

Sempra Energy’s increased indebtedness could:

•	make it more difficult and/or costly for Sempra Energy to pay or refinance its debts as they become due, particularly during adverse economic and industry conditions, because a decrease in revenues or increase in costs could cause cash flow from operations to be insufficient to make scheduled debt service payments;

•	limit Sempra Energy’s flexibility to pursue other strategic opportunities or react to changes in its business and the industry sectors in which it operates and, consequently, put Sempra Energy at a competitive disadvantage to its competitors that have less debt;

•	require a substantial portion of Sempra Energy’s available cash to be used for debt service payments, thereby reducing the availability of its cash to fund working capital, capital expenditures, development projects, acquisitions, dividend payments and other general corporate purposes, which could harm Sempra Energy’s prospects for growth and the market price of its common stock and debt securities, among other things;

•	result in a downgrade in the credit ratings on Sempra Energy’s indebtedness (including as a result of actions by Moody’s Investors Service or Standard & Poor’s as described in the immediately preceding risk factor), which could limit Sempra Energy’s ability to borrow additional funds, increase the interest rates under its credit facilities and under any new indebtedness it may incur, and reduce the trading prices of its outstanding debt securities and common stock;

•	make it more difficult for Sempra Energy to raise capital to fund working capital, make capital expenditures, pay dividends, pursue strategic initiatives or for other purposes;

•	result in higher interest expense in the event of increases in interest rates on Sempra Energy’s current or future borrowings subject to variable rates of interest; and

•	require that additional materially adverse terms, conditions or covenants be placed on Sempra Energy under its debt instruments.

Based on the current and expected results of operations and financial condition of Sempra Energy and its subsidiaries and the currently anticipated financing structure for the Merger, Sempra Energy believes that its cash flow from operations, together with the proceeds from borrowings, issuances of equity and debt securities in the capital markets, distributions from its equity method investments, project financing and equity sales (including tax equity and partnering in joint ventures) will generate sufficient cash on a consolidated basis to make all of the principal and interest payments when such payments are due under Sempra Energy’s and its current subsidiaries’ existing credit facilities, indentures and other instruments governing their outstanding indebtedness and under the indebtedness anticipated to be incurred to fund the Merger Consideration. However, Sempra Energy’s expectation is subject to numerous estimates, assumptions and uncertainties, and there can be no assurance that Sempra Energy will be able to repay or refinance such borrowings and obligations when due. Oncor and its subsidiaries will not guarantee any indebtedness of Sempra Energy or any of its other subsidiaries, nor will any of them have any obligation to provide funds, whether in the form of dividends, loans or otherwise, to enable Sempra Energy and its other subsidiaries to make required debt service payments, particularly in light of the ring-fencing arrangements described below under “—Certain “ring-fencing” measures will limit Sempra Energy’s ability to influence the management and policies of Oncor.” As a result, the Merger will substantially increase Sempra Energy’s debt service obligations without any assurance that Sempra Energy will receive any cash from Oncor or any of its subsidiaries to assist Sempra Energy in servicing its indebtedness or other cash needs.

Sempra Energy is committed to maintaining its credit ratings at investment grade. To maintain these credit ratings, Sempra Energy may consider it appropriate to reduce the amount of its indebtedness outstanding following the Merger. Sempra Energy may seek to reduce this indebtedness with the proceeds from the issuance of additional shares of common stock and, possibly, other equity securities, by reducing discretionary uses of cash, or by a combination of these and other measures. As noted above, issuances of additional shares of common stock (including shares issued upon conversion of other equity securities) would have the effect, and the issuance of other equity securities could have the effect, of diluting the economic and voting interests of Sempra Energy’s shareholders, may reduce Sempra Energy’s earnings per share and may adversely affect, perhaps substantially, the market price of Sempra Energy’s common stock. However, the ability of Sempra Energy to raise additional equity financing after completion of the Merger will be subject to market conditions and a number of other risks and uncertainties, including whether the results of operations of the combined company meet the expectations of investors and securities analysts. There can be no assurance that Sempra Energy will be able to issue additional shares of its common stock or other equity securities after the Merger on terms that it considers acceptable or at all, or that Sempra Energy will be able to reduce the amount of its outstanding indebtedness after the Merger, should it elect to do so, to a level that permits it to maintain its investment grade credit ratings.

The Merger may not positively affect Sempra Energy’s results of operations and may cause a decrease in its earnings per share, which may negatively affect the market price of Sempra Energy common stock and debt securities.

Sempra Energy anticipates that the Merger, if consummated on the terms and under the financing structure currently contemplated, will have a positive impact on its consolidated results of operations. This expectation is based on current market conditions and is subject to a number of assumptions, estimates, projections and other uncertainties, including assumptions regarding the results of operations of the combined company after the Merger, the relative mix and timing of debt and equity financing necessary to fund the Merger Consideration and the price and interest rates at which Sempra Energy will be able to sell its debt and equity securities. This expectation also assumes that Oncor will perform in accordance with Sempra Energy’s expectations, and there can be no assurance that this will occur. In addition, Sempra Energy may encounter additional transaction and integration-related costs, may fail to realize some or any of the benefits anticipated in the Merger, may be subject to currently unknown liabilities as a result of the Merger, or may be subject to other factors that affect preliminary estimates or its ability to realize anticipated operational efficiencies after the Merger. As a result, there can be no assurance that the Merger will positively impact Sempra Energy’s results of operations, and it is possible that the Merger may have an adverse effect, which could be material, on Sempra Energy’s results of operations, financial condition and prospects or may cause its earnings per share to decrease, any of which may materially adversely affect the market price of Sempra Energy’s common stock and debt securities.

Certain “ring-fencing” measures and other existing governance mechanisms will limit Sempra Energy’s ability to influence the management and policies of Oncor.

EFH and Oncor implemented various “ring-fencing” measures in 2007 to enhance Oncor’s separateness from its owners and to mitigate the risk that Oncor would be negatively impacted in the event of a bankruptcy or other adverse financial developments affecting EFH or its other subsidiaries or owners. This ring-fence has created both legal and financial separation between Oncor Holdings, Oncor and their subsidiaries, on the one hand, and EFH and its affiliates and other subsidiaries, on the other hand.

Pursuant to the agreements related to the Merger, existing governance mechanisms and commitments made by Sempra Energy as part of the application for PUCT approval of the Merger, Sempra Energy has committed to certain ring-fencing measures and will be subject to certain restrictions following the Merger. These measures, governance mechanisms and restrictions include the following, among other things:

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Following consummation of the Merger, the board of directors of Oncor will consist of thirteen members, seven of which will be independent directors under the rules of the New York Stock Exchange (and at least two of which shall have no current or prior material relationship with Sempra Energy), two of which will be designated by EFIH (which, after the Merger, will be a subsidiary of Sempra Energy that Sempra Energy is expected to control), two of which will be appointed by Oncor’s minority owner, Texas Transmission Investment LLC (“TTI”), which is an investment vehicle owned by third parties unaffiliated with EFH and Sempra and that owns approximately 19.75 percent of the outstanding membership interests in Oncor, and two of which will be members of Oncor management. As a result, Sempra Energy will not control the operations, management or policies of Oncor, Oncor Holdings and their respective subsidiaries and will have limited representation on the Oncor board of directors. Sempra Energy will account for Oncor using the equity method of accounting and not as a consolidated subsidiary;

•	If the credit rating on Oncor’s senior secured debt by any rating agency falls below BBB (or the equivalent), Sempra has agreed that Oncor will suspend dividends until otherwise allowed by the PUCT;

•	Sempra Energy has agreed to work in good faith so that, within 180 days after the Merger, an equity investment is made in Oncor in an amount sufficient to allow Oncor to achieve a capital structure consisting of 57.5 percent long-term debt and 42.5 percent equity;

•	Oncor may not pay dividends to its owners, including Sempra Energy, if and to the extent that payment would cause its debt-to-equity ratio to exceed the debt-to-equity ratio required by the PUCT described below;

•	Oncor may not pay any dividends or make any other distributions of cash or property to its owners, including Sempra Energy, if either a majority of its independent directors or one of the directors appointed by Oncor’s minority owner, TTI, determines it is in the best interests of Oncor to retain such amounts to meet expected future requirements;

•	Certain transactions, including certain mergers and sales of substantially all assets, changes to the dividend policy and declarations of bankruptcy and liquidation, require the approval of all, or in certain circumstances a majority, of the independent directors of Oncor and at least one, or in certain circumstances both, of the directors appointed by Oncor’s minority owner, TTI; and

•	There must be maintained certain “separateness measures” that reinforce the financial separation of Oncor from EFH and EFH’s owners, such as a prohibition on Oncor providing guarantees or security for debt of EFH or Sempra Energy.

Accordingly, Sempra Energy will not control Oncor and will have only a limited ability to influence the management, policies and operations of Oncor, including the deployment or disposition of Oncor assets, declarations of dividends, strategic planning and other important corporate issues. Moreover, if the PUCT modifies Oncor’s required capital structure, which is currently set at an assumed debt-to-equity ratio of 60 percent debt to 40 percent equity, and if that modification requires Oncor to maintain a higher percentage of equity than is currently required, such as the recently proposed settlement of Oncor’s pending rate case which would require an assumed ratio of 57.5 percent debt to 42.5 percent equity, it could require Oncor to take certain actions to raise its equity percentage, including but not limited to reducing or eliminating dividends or requiring capital contributions by Sempra Energy. The existence of these ring-fencing measures may increase Sempra Energy’s costs of financing and operating EFH and its subsidiaries. Further, the Oncor directors have considerable autonomy and have a duty to act in the best interest of Oncor, which may be contrary to Sempra Energy’s best interests or be in opposition to Sempra Energy’s preferred strategic direction for Oncor. To the extent they take actions that are not in Sempra Energy’s interests, the financial condition, results of operations and prospects of combined company may be materially adversely affected.

Certain key personnel at Oncor may choose to depart Oncor prior to, upon completion of or shortly after the Merger, and any loss of key personnel may materially adversely affect the future business and operations of Oncor and the anticipated benefits of the Merger.

If, despite efforts to retain certain key personnel at Oncor, any key personnel depart or fail to continue employment as a result of the Merger, the loss of the services of such personnel and their experience and knowledge could adversely affect Oncor’s results of operations, financial condition and prospects and the successful ongoing operation of its business, which could also have a material adverse effect on the results of operations, financial condition and prospects of the combined company after completion of the Merger.

If Oncor fails to respond to challenges in the electric utility industry, including changes in regulation, its results of operations and financial condition could be adversely affected, and this could materially adversely affect the combined company.

Because Oncor is regulated by both U.S. federal and Texas state authorities, it has been and will continue to be affected by legislative and regulatory developments. The costs and burdens associated with complying with these regulatory requirements and adjusting Oncor’s business to legislative and regulatory developments may have a material adverse effect on Oncor. Moreover, potential legislative changes, regulatory changes or other market or industry changes may create greater risks to the predictability of utility earnings generally. If Oncor does not successfully respond to these changes, it could suffer a deterioration in its results of operations, financial condition and prospects, which could materially adversely affect the results of operations, financial condition and prospects of the combined company after the Merger.

Oncor’s operations are capital intensive and it could have liquidity needs that may require Sempra Energy to make additional investments in Oncor.

Oncor’s business is capital intensive, and it relies on external financing as a significant source of liquidity for its capital requirements. In the past, Oncor has financed a substantial portion of its cash needs with the proceeds from indebtedness. In the event that Oncor is unable to access sufficient capital to finance its ongoing needs, Sempra Energy may be required to make additional investments in Oncor, which could be substantial and which would reduce the cash available to Sempra Energy for other purposes, could increase its indebtedness and could ultimately materially adversely affect Sempra Energy’s results of operations, financial condition and prospects after the Merger. In that regard, Sempra Energy’s commitments to the PUCT prohibit Sempra Energy from making loans to Oncor. As a result, if Oncor requires additional financing and cannot obtain it from other sources, Sempra Energy may be required to make a capital contribution, rather than a loan, to Oncor.

The market value of Sempra Energy common stock could decline if its existing shareholders sell large amounts of its common stock in anticipation of or following the Merger, and the market prices of Sempra Energy’s common stock and debt securities may be affected by factors following the Merger that are different from those affecting the market prices for Sempra Energy’s common stock and debt securities prior to the Merger.

Following the Merger, shareholders of Sempra Energy will own interests in a combined company operating an expanded business with more assets and more indebtedness. Current shareholders of Sempra Energy may not wish to continue to invest in the combined company, or may wish to reduce their investment in the combined company, for a number of reasons, which may include loss of confidence in the ability of the combined company to execute its business strategies, to comply with institutional investing guidelines, to increase diversification or to track any rebalancing of stock indices in which Sempra Energy common stock is included. If, before or following the Merger, large amounts of Sempra Energy common stock are sold, the market price of its common stock could decline.

If the Merger is consummated, the risks associated with the combined company may affect the results of operations of the combined company and the market prices of Sempra Energy’s common stock and debt securities following the Merger differently than they affected such results of operations and market prices prior to the Merger. Additionally, the results of operations of the combined company may be affected by additional or different risks than those that currently affect the results of operations of Sempra Energy. Any of the foregoing matters could materially adversely affect the market prices of Sempra Energy’s common stock and debt securities following the Merger.